EXHIBIT 31.1

CERTIFICATIONS

I, Gene Venesky, certify that:

1.  I have reviewed this quarterly report on Form 10-Q of MQ Associates, Inc.;

2.  Based upon my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.  Based upon my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.  The registrant’s other certifying officers of MQ Associates, Inc. and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a)  Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to MQ Associates, Inc., including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)  Evaluated the effectiveness of the disclosure controls and procedures of MQ Associates, Inc. and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this report based upon such evaluation; and

c)  Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth              fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.  The other certifying officers of MQ Associates, Inc. and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the auditors of MQ Associates, Inc. and the audit committee of the board of directors of MQ Associates, Inc. (or persons performing the equivalent function):

a)  All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the ability of MQ Associates, Inc. to record, process, summarize and report financial information; and

b)  Any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of MQ Associates, Inc.

Date: August 14, 2003

By:	/s/ Gene Venesky
	Name:	Gene Venesky
	Title:	Chairman and Chief Executive Officer